UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2018

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 31, 2018 and the following matters were voted on at that meeting:

(1)	The Company’s stockholders voted as follows to elect nine directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes:
Dennis H. Chookaszian	51,377,442	1,068,793	3,913	7,767,951
Kenda B. Gonzales	52,314,601	131,212	4,335	7,767,951
Patrick W. Gross	51,370,443	1,077,419	2,286	7,767,951
William D. Hansen	52,285,982	159,547	4,619	7,767,951
Gregory L. Jackson	52,198,849	246,920	4,379	7,767,951
Thomas B. Lally	51,869,155	578,707	2,286	7,767,951
Todd S. Nelson	51,950,151	498,083	1,914	7,767,951
Leslie T. Thornton	51,892,537	553,764	3,847	7,767,951
Richard D. Wang	52,235,152	210,661	4,335	7,767,951

(2)	The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
41,857,640	10,584,540	7,968	7,767,951

(3)	The Company’s stockholders voted as follows to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2018:

Votes For:	Against:	Abstain:	Broker Non-Votes
60,135,955	80,730	1,414	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: June 1, 2018